FOR IMMEDIATE RELEASE                       Contact: Erin Gaffney 212-840-4771
                                                     Web Site: www.hartmarx.com



           HARTMARX REPORTS PROFITABLE FOURTH QUARTER AND FULL YEAR;
             ANTICIPATES SIGNIFICANT EARNINGS IMPROVEMENT FOR 2003


         CHICAGO, March 17, 2003 - - Hartmarx Corporation (NYSE: HMX) today reported operating results for its fourth quarter and full year ended November 30, 2002. Full year sales were $570.3 million in 2002, compared to $600.2 million in 2001. Earnings before interest and taxes ("EBIT") improved to $21.1 million compared to a loss of $15.1 million in 2001. After consideration of interest expense and income taxes, earnings before extraordinary items were $3.4 million or $.10 per share compared to a loss of $17.8 million or $.60 per share in 2001. After extraordinary charges in 2002 of $4.2 million pre-tax or $2.5 million net of tax benefit associated with elimination of high-cost debt, the Company reported net earnings of $.02 per share. Financial information presented in this release reflects the restatements resulting from the previously announced review of the accounting records at the Company's International Women's Apparel operating unit and the retroactive restatement of retained earnings relating to the reversal of reserves and valuation allowances established prior to 1999.

         Homi B. Patel, president and chief executive officer of Hartmarx Corporation, commented, "We are pleased that we have achieved all three financial objectives announced at last April's Shareholders Meeting. Despite the difficult conditions at retail throughout the year, we reported second half and full year profitability even after accounting for extraordinary items. We reduced inventory levels by $35.2 million or 23.4%, the major factor which contributed to exceeding our 15% working capital reduction goal. Finally, year end debt declined by $48.2 million or 28.1%, again well beyond our stated objective of a $25 million reduction."

         "The result of all the restructuring actions taken to improve our margins and lower our cost structure should enable the Company to achieve a significant increase in earnings per share next year without relying on any substantial improvement in the economy or retail business," Mr. Patel stated.




                                  -- more --



         Fourth quarter sales were $151.1 million in 2002 compared to $155.3 million in the fourth quarter of 2001. EBIT improved to $9.4 million compared to a loss of $1.7 million in 2001 which included $3.1 million of restructuring charges. Fourth quarter results for 2002 reflected a favorable restructuring adjustment of $.5 million as well as favorable effects from the liquidation of inventory quantities valued under the LIFO inventory method carried at lower costs prevailing in prior years. After consideration of interest expense and income taxes, fourth quarter earnings before extraordinary item were $3.8 million or $.11 per share in 2002 compared to a loss of $3.6 million or $.12 per share in 2001. The fourth quarter extraordinary item in 2002 of $.8 million or $.03 per share reflected the non-cash write-off of unamortized debt discount and fees related to the retirement of $15 million face value of 12.5% Senior Unsecured Notes in November, 2002.

         The higher gross margin rate for the year of 28.8% in 2002 compared to 25.2% in 2001 reflected production efficiencies from improved manufacturing utilization and more efficient off-shore sourcing. Lower inventory quantities valued under the LIFO method also favorably impacted margins for the fourth quarter and full year. Prior year gross margins were adversely impacted from the wind-down of certain production facilities associated with 2001 restructuring actions. Selling, general and administrative expenses of $150.2 million declined $7.8 million, representing 26.3% of sales in each year, reflecting the realization of restructuring actions taken in 2001 and the salary reductions for higher paid employees in effect during 2002, partially offset by a full year of expenses related to the Consolidated Apparel Group acquisition consummated during 2001 and the Hickey-Freeman retail store which opened in October, 2001. Restructuring charges included in EBIT for 2002 were $.4 million compared to $11.6 million in 2001 which included $3.1 million in 2001's fourth quarter. As previously reported, results for 2002 also included $4.5 million of litigation settlement proceeds recorded in the second quarter.

         Although reported interest expense of $15.5 million for the full year increased by $1.1 million, fourth quarter expense declined by $1.2 million, reflecting savings resulting from the August 30, 2002 refinancing. Based on the current interest rate environment and capital structure, fiscal 2003 interest expense is expected to be at least $4 million lower, assuming no acquisitions. The full year of 2002 reflected extraordinary items, net of income tax benefit, of $2.5 million or $.08 per share, representing non-cash write-offs of unamortized fees, expenses and debt discount related to refinancing actions completed during the year. The nominal extraordinary item in fiscal 2001 related to repurchases of the Company's then outstanding senior subordinated notes.

         At November 30, 2002, total inventories of $115.2 million declined $35.2 million or 23.4%, which was the most significant contributor to the total debt reduction of $48.2 million or 28.1% for the year. With the completion on January 21, 2003 of the previously announced early retirement of the remaining $10.3 million face value of 12.5% senior unsecured notes, the Company will have only small annual debt repayment requirements through 2006. Shareholders' equity at November 30, 2002 reflected a non-cash reduction of $14.0 million relating to the Company's defined benefit plan, representing the charge to equity resulting from the additional minimum pension liability associated with the Company sponsored plan.

                                  -- more --
        COMPANY RESTATES PAST RESULTS AND NAMES NEW CEO AND CFO AT IWA

         As previously reported, in the course of its fiscal 2002 year-end review, the Company's Internal Audit Department discovered that certain accounting transactions at its International Women's Apparel ("IWA") subsidiary were not properly recorded. IWA represents 4% of the Company's sales and 50% of the women's segment. The Company promptly notified both its Audit and Finance Committee of the Board of Directors (the "Audit Committee") and independent accountants of their findings. Under the direction and oversight of the Audit Committee, and with the assistance of outside legal advisors and the Company's independent accountants, the Company conducted a thorough investigation into these accounting irregularities and performed a more complete evaluation of accounting practices at this location. The investigation at IWA has resulted in the restatement of the Company's financial statements for 2000 and 2001 and for the first three quarters of 2002.

         The effect of the restatement for the year ended November 30, 2000 was to decrease the Company's previously reported consolidated earnings before extraordinary item from $8.6 million to $6.7 million; for the year ended November 30, 2001, the previously reported consolidated loss before extraordinary item of $13.9 million was increased to $17.8 million as a result of the restatement. In addition, consolidated retained earnings as of December 1, 1999 have been retroactively restated to reflect an increase of $4.8 million resulting from the reversal of certain balance sheet accruals and valuation allowances established in prior years for which specific needs were not required as of November 30, 1999.

         Mr. Patel stated, "The overall impact of the restatements was that at November 30, 2001, total assets as previously reported were reduced by $2.4 million, total liabilities were decreased by $1.3 million and total shareholders' equity and equity per share were reduced by $1.1 million or $.03 per share. The independent investigation found no evidence indicating that any employee of IWA or the Company diverted any funds or assets for personal gain. This is an isolated event, limited to one operating location. Even though the improper recording of accounts was discovered by our Internal Audit Staff and appropriately reported, this was a significant setback at IWA, and we have taken action to ensure that such a situation is not repeated. Steve Weiner, group president, has been named the new chief executive officer at IWA. Brian Evers, formerly the CFO of our Intercontinental Branded Apparel subsidiary, has been named the new chief financial officer at IWA. Evers will now report to the Hartmarx chief financial officer."

         "Other enhancements and changes effective immediately, include, among other things, realignment of reporting responsibilities of finance and accounting executives at IWA, including direct oversight by the Company's chief financial officer and chief accounting officer, more frequent periodic on-site review of the books and records of IWA and the Company's other subsidiaries by internal and outside auditors, and more disciplined adherence to the Company's internal certification requirements for senior executives of its subsidiaries with respect to periodic reports, financial statements and other disclosures."


                                  -- more --

         "We take this matter very seriously and with these actions, the Company has put into place further safeguards and procedures to protect the integrity of its financial reporting and disclosure obligations to shareholders," Mr. Patel concluded.

         Hartmarx produces and markets business, casual and golf apparel under its own brands including Hart Schaffner & Marx, Hickey-Freeman, Palm Beach, Coppley, Cambridge, Keithmoor, Racquet Club, Naturalife, Pusser's of the West Indies, Royal, Brannoch, Riserva, Sansabelt, Barrie Pace and Hawksley & Wight. In addition, the Company has certain exclusive rights under licensing agreements to market selected products under a number of premier brands such as Austin Reed, Tommy Hilfiger, Kenneth Cole, Burberrys men's tailored clothing, Ted Baker, Bobby Jones, Jack Nicklaus, Claiborne, Evan-Picone, Pierre Cardin, Perry Ellis, KM by Krizia, and Daniel Hechter. The Company's broad range of distribution channels includes fine specialty and leading department stores, value-oriented retailers and direct mail catalogs.

         The comments set forth above contain forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate, "believe," "continue" "estimate" "expect," "intend," "may" or "will" or the negatives thereof or other comparable terminology. Forward-looking statements are not guarantees as actual results could differ materially from those expressed or implied in such forward-looking statements as a result of certain factors, including those factors set forth in Hartmarx's filings with the Securities and Exchange Commission ("SEC"). The statements could be significantly impacted by such factors as the level of consumer spending for men's and women's apparel, the prevailing retail environment, the Company's relationships with its suppliers, customers, licensors and licensees, actions of competitors that may impact the Company's business and the impact of unforeseen economic changes, such as interest rates, or in other external economic and political factors over which the Company has no control. The reader is also directed to the Company's periodic filings with the SEC for additional factors that may impact the Company's results of operations and financial condition. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.






                        -- Financial Summary Follows --

                             HARTMARX CORPORATION
                      --- UNAUDITED FINANCIAL SUMMARY --
                   (000's omitted, except per share amounts)

Statement of Earnings                      Twelve Months Ended November  30,           Three  Months Ended November 30,
                                               2002              2001                       2002               2001
                                           -----------        ----------                ------------      -----------
                                                               Restated                                     Restated
Net sales                                   $ 570,300         $ 600,200                  $ 151,093         $ 155,259
Licensing and other income                      2,723             3,098                        971                968
                                           -----------        ----------                ------------      -----------
                                              573,023           603,298                    152,064            156,227
                                           -----------        ----------                ------------      -----------

Cost of goods sold                            405,822           448,693                    102,120            117,407
Selling, general & administrative expenses    150,201           158,034                     41,087             37,377
Restructuring charge                              366            11,625                       (504)             3,125
Settlement proceeds re: termination of
  systems project                              (4,500)               -                          -                  -
                                           -----------        ----------                ------------      -----------
                                              551,889            618,352                   142,703            157,909
                                           -----------        ----------                ------------      -----------
Earnings (loss) before interest, taxes,
  and extraordinary item                       21,134            (15,054)                    9,361             (1,682)
Interest expense                               15,509             14,409                     3,081              4,266
                                           -----------        ----------                ------------      -----------
Earnings (loss) before taxes and
  extraordinary item                            5,625            (29,463)                    6,280             (5,948)
Tax (provision) benefit                        (2,220)            11,638                    (2,477)             2,351
                                           -----------        ----------                ------------      -----------
Earnings (loss) before extraordinary item       3,405            (17,825)                    3,803             (3,597)
Extraordinary item, net                        (2,539)               (69)                     (844)                -
                                           -----------        ----------                ------------      -----------
Net earnings (loss)                            $  866           $(17,894)                   $2,959           $ (3,597)
                                           ===========        ==========                ============      ===========
Earnings (loss) per share (basic and
  diluted):
  Before extraordinary item                      $.10              $(.60)                     $.11              $(.12)
  After extraordinary item                        .02               (.60)                      .08               (.12)
         Average shares: Basic                 33,577             30,013                    34,248             30,178
                           Diluted             33,662             30,013                    34,333             30,178


                                                               * * *

                                                       November 30,
         Condensed Balance Sheet                    2002           2001
                                                   ---------   ---------
                                                                Restated
Cash                                               $   6,854   $   1,555
Accounts receivable, net                             126,221     140,163
Inventories                                          115,175     150,394
Other current assets                                  17,912      24,685
                                                   ---------   ---------
                  Current Assets                     266,162     316,797
Other assets, including goodwill                      30,317      29,407
Deferred taxes                                        61,722      46,783
Prepaid  and intangible pension asset                 64,527      14,462
Net fixed assets                                      32,555      35,691
                                                   ---------   ---------
                  Total                            $ 455,283   $ 443,140
                                                   =========   =========

Accounts payable and accrued expenses              $  83,875   $  85,709
Total debt                                           123,364     171,553
Minimum pension liability                             69,473        --
Shareholders' equity                                 178,571     185,878
                                                   ---------   ---------

                  Total                            $ 455,283   $ 443,140
                                                   =========   =========

Book value per share                               $    5.21   $    6.15
                                                   =========   =========

                                                               * * *
Selected Cash Flow Data (Year)

Capital expenditures                               $   3,351   $   9,801
Depreciation of fixed assets                           6,291       6,840
Amortization of debt discount, long-lived assets
    and unearned employee benefits                     7,667       2,157
EBITDA                                                35,092      (6,057)


Amounts as of November 30, 2001 and for the three and twelve month periods ended November 30, 2001 have been restated. The earnings restatements applicable to the three month periods ended February 28, 2002, May 31, 2002 and August 31, 2002 are included in the Company's 2002 Annual Report on Form 10-K.

No investment decisions should be based solely on this data.